PARTICIPATION AGREEMENT

AMONG

MFS VARIABLE INSURANCE TRUST,

PRUCO LIFE INSURANCE COMPANY

AND

MASSACHUSETTS FINANCIAL SERVICES COMPANY

THIS AGREEMENT, made and entered into this 2nd day of July 1996, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the

"Trust"), PRUCO LIFE INSURANCE COMPANY, an Arizona corporation (the "Company"),

on its own behalf and on behalf of each of the segregated asset accounts of the

Company set forth in Schedule A hereto, as may be amended from time to time (the

"Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware

corporation ("MFS").

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"),

and its shares are registered or will be registered under the Securities Act of

1933, as amended (the "1933 Act");

WHEREAS, shares of beneficial interest of the Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

WHEREAS, the series of shares of the Trust offered by the Trust to the

Company and the Accounts are set forth on Schedule A attached hereto (each, a

"Portfolio," and, collectively, the "Portfolios");

WHEREAS, MFS is duly registered as an investment adviser under the

Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the

"Policies") which, if required by applicable law, will be registered under the

1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the

Policies and the Accounts covered by this Agreement, and each corresponding

Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

WHEREAS, MFS Fund Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the

Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers,

Inc. (the "NASD");

WHEREAS, Pruco Securities Corporation ("Prusec"), the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the

Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and the Trust intends to sell such Shares to the Accounts at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS,

and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

1.1. The Trust agrees to sell to the Company those Shares which the
Accounts order (based on orders placed by Policy holders on that
Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the
Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such orders by 9:30 a.m. New York time on the next following Business Day.
"Business Day" shall mean any day on which the New York Stock
Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

1.2. The Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall calculate such net asset value on each day which the NYSE is open for trading.
Notwithstanding the foregoing, the Board of Trustees of the Trust (the
"Board") may retuse to sell any Shares to the Company and the
Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the
Shareholders of such Portfolio.

1.3. The Trust and MFS agree that the Shares will be sold only to insurance companies which have entered into participation agreements with the Trust and MFS (the "Participating Insurance Companies") and
their separate accounts, qualified pension and retirement plans and
MFS or its affiliates in accordance with Section 817(h)(4) of the
Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Trust and MFS will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles III and VII of this
Agreement is in effect to govern such sales. The Company will not resell the Shares except to the Trust or its agents.

1.4. The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the Trust;
provided that the Trust receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

1.5. Each purchase, redemption and exchange order placed by the
Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the
Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

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1.6. In the event of net purchases, the Company shall pay for the
Shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire.

1.7. Issuance and transfer of the Shares will be by book entry only.
Stock certificates will not be issued to the Company or the Accounts.

The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

1.8. The Trust shall furnish same day notice (by wire or telephone foflowed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The
Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.9. The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that the
Trust is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company. If the Trust provides materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the
Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the
1933 Act, the Securities Exchange Act of 1934, as amended (the "1934
Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are
outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales accordance with the securities laws of the various states only if and to the extent deemed necessary by the
Company.

2.2. The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or MFS immediately upon having a reasonable basis for believing that the
Policies have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents and warrants that Prusec, the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-

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dealer with the SEC. The Company represents and warrants that the
Company and Prusec will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act,

the 1934 Act, and the 1940 Act.

2.4. The Trust and MFS represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of
The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares.
The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust

2.5. MFS represents and warrants that the Underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust and MFS represent that the Trust and the
Underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the
1940 Act.

2.6. The Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

2.7. MFS represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFS represents and warrants that it is not subject to state securities laws other than the securities laws of The Commonwealth of
Massachusetts and that it is exempt from registration as an
investment adviser under the securities laws of The Commonwealth of
Massachusetts.

2.8. No less frequently than annually, the Company shall submit to the
Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1. At least annually, the Trust or its designee shall provide the
Company, free of charge, with as many copies of the current prospectus
(describing only the Portfolios listed in Schedule A hereto) for the
Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The
Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Policy and Shares'
prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the
Trust or its designee to bear the cost of printing the Shares'
prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the
Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for

distribution to prospective purchasers or to owners of existing
Policies not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready" or diskette format, the Trust shall be responsible for providing the prospectus in the format in which it or
MFS is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company
(or a master of such statement suitable for duplication by the
Company) for distribution to any owner of a Policy funded by the
Shares. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

3.3. The Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the
Trust's proxy materials, reports to Shareholders and other
communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.

3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares'

prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

3.6. If and to the extent required by law, the Company shall:

(a) solicit voting instructions from Policy owners;

(b) vote the Shares in accordance with instructions received from Policy owners; and

(c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for
which instructions have been received from Policy owners;

so long as and to the extent that the SEC continues to interpret the
1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating
Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order.
The Trust and MFS will notify the Company of any changes of
interpretations or amendments to the Mixed and Shared Funding
Exemptive Order.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to the
Trust or its designee, each piece of sales literature or other promotional material in which the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS are named, at least three (3) Business Days prior to its use. No such material

shall be used if the Trust, MFS, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

4.2. The Company shall not give any information or make any
representations or statement on behalf of the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS or concerning the Trust or any other such entity in connection with the sale of the
Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the
Trust, MFS or their respective designees, except with the permission of the Trust, MFS or their respective designees. The Trust, MFS or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) is so used, and neither the Trust, MFS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

4.4. The Trust and MFS shall not give, and agree that the Underwriter shall not give, any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the
Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or
distributor of the Policies.

4.5. The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Trust or its
Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and the
Trust shall also promptly inform the other or the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, the Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

4.6. The Trust and MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio,

and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any
Account. The Trust and MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and MFS will make

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reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.7. For purpose of this Article IV and Article VIII, the phrase
"sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES

5.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Trust, except that if the Trust or any Portfolio adopts and implements a plan pursuant to Rule 12b-l under the 1940 Act to finance distribution and Shareholder servicing expenses, then, subject to obtaining any required exemptive orders or regulatory approvals, the Trust may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Trust in writing. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expense initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.

5.2. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the
Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above);
setting in type and printing the proxy materials and reports to
Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the
Shares; and the costs of distributing the Trust's prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Policies.

5.3. The Company shall bear the expenses of distributing the Shares'
prospectus or prospectuses in connection with new sales of the Policies and of distributing the Trust's Shareholder reports and proxy materials to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for

Policy owners as required by state insurance laws.

5.4. MFS will quarterly reimburse the Company certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership by Policy owners of shares of the Portfolios of the Trust, equal to 0.15% per annum of the net assets of the Trust attributable to variable life or variable annuity contracts offered by Company or its affiliates up to
$100 million and 0.20% per annum of the net assets of the Trust attributable to such contracts over $100 million. In no event shall such fee be paid by the Trust, its shareholders or by the Policy holders.

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ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

6.1. The Trust and MFS represent and warrant that each Portfolio of the Trust will meet the diversification requirements of Section
8l7(h)(l) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these
Sections), as if those requirements applied directly to each such
Portfolio. In the event that any Portfolio is not so diversified at the end of any applicable quarter, the Trust and MFS will make every effort to (a) adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817-5 and
(b) notify the Company.

6.2 The Trust and MFS represent that each Portfolio of the Trust will elect to be qualified as a Regulated Investment Company under
Subchapter M of the Code and that every effort will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust or its designee will notify the

Company promptly upon having a reasonable basis for believing that any
Portfolio of the Trust has ceased to so qualify or that any Portfolio might not so qualify in the future.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the
Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board.
The Board will give prompt notice of any such determination to the
Company.

7.2. The Company agrees that it will be responsible for assisting the
Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregard. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a)
withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the
Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6)
months after the Board informs the Company in writing of the

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foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

7.4. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shares funding (as defined in the Mixed and Shared
Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed Shared Funding Exemptive Order, then
(a) the Trust and/or the Participating Insurance Companies, as
appropriate, shall take such steps as may be necessary to comply with
Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2,

7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such
Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1. INDEMNIFICATION BY THE COMPANY

The Company agrees to indemnify and hold harmless the Trust,
MFS, any affiliates of MFS, and each of their respective
directors/trustees, officers and each person, if any, who controls the
Trust or MFS within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section
8.1) against any and all losses, claims, damages, liabilities
(including amounts paid in settlement with the written consent of the
Company) or expenses (including reasonable counsel fees) to which an
Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a) arise out of or are based upon any untrue statement or
alleged untrue statement of any material fact contained in
the registration statement, prospectus or statement of
additional information for the Policies or contained in the
Policies or sales literature or other promotional material
for the Policies (or any amendment or supplement to any of
the foregoing), or arise out of or are based upon the
commission or the alleged omission to state therein a
material fact required to be stated therein or necessary to
make the statements therein not misleading provided that
this agreement to indemnify shall not apply as to any
Indemnified Party if such statement or omission or such
alleged statement or omission was made in reasonable
reliance upon and in conformity with information furnished

to the Company or its designee by or on behalf of the Trust
or MFS for use in the registration statement, prospectus or
statement of additional information for the Policies or in
the Policies or sales literature or other promotional
material (or any amendment or supplement) or otherwise for
use in connection with the sale of the Policies or Shares;
or

(b) arise out of or as a result of statements or representations
(other than statements or representations contained in the
registration statement, prospectus, statement of additional
information or sales literature or other promotional
material of the Trust not supplied by the Company or this
designee, or persons under its control and on which the
Company has reasonably relied) or wrongful conduct of the
Company or persons under its control, with respect to the
sale or distribution of the Policies or Shares; or

(c) arise out of any untrue statement or alleged untrue
statement of a material fact contained in the registration
statement, prospectus, statement of additional information,
or sales literature or other promotional literature of the
Trust, or any amendment thereof or

-9-

supplement thereto, or the omission or alleged omission to
state therein a material fact required to be stated therein
or necessary to make the statement or statements therein not misleading, if such statement or omission was made in
reliance upon information furnished to the Trust by or on
behalf of the Company; or

(d) arise out of or result from any material breach of any
representation and/or warranty made by the Company in this
Agreement or arise out of or result from any other material

breach of this Agreement by the Company; or

(e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of
this Agreement;

as limited by and in accordance with the provisions of this Article
VIII.

8.2. INDEMNIFICATION BY THE TRUST

The Trust agrees to indemnify and hold harmless the Company
and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified
Party," or collectively, the "Indemnified Parties" for purposes of this
Section 8.2) against any and all losses, claims, damages, liabilities
(including amounts paid in settlement with the written consent of the
Trust) or expenses (including reasonable counsel fees) to which any
Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a) arise out of or are based upon any untrue statement or
alleged untrue statement of any material fact contained in
the registration statement, prospectus, statement of
additional information or sales literature or other
promotional material of the Trust (or any amendment or
supplement to any of the foregoing), or arise out of or are
based upon the omission or the alleged omission to state
therein a material fact required to be stated therein or
necessary to make the statement therein not misleading,
provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or
such alleged statement or omission was made in reasonable
reliance upon and in conformity with information furnished

to the Trust, MFS, the Underwriter or their respective
designees by or on behalf of the Company for use in the
registration statement, prospectus or statement of
additional information for the Trust or in sales literature
or other promotional material for the Trust (or any
amendment or supplement) or otherwise for use in connection
with the sale of the Policies or Shares; or

(b) arise out of or as a result of statements or representations
(other than statement or representations contained in the
registration statement, prospectus, statement of additional
information or sales literature or other promotional
material for the Policies not supplied by the Trust, MFS,
the Underwriter or any of their respective designees or
persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the
Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c) arise out of or result from any material breach of any
representation and/or warranty made by the Trust in this
Agreement (including a failure, whether unintentional or in
good faith or otherwise, to comply with the diversification
requirements or a failure to qualify as a registered
investment company, each as specified in Article VI of this
Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

-10-

(d) arise out of or result from the materially incorrect or
untimely calculation or reporting of the daily net asset
value per share or dividend or capital gain distribution
rate; or

(e) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the
Agreement;

as limited by and in accordance with the provisions of this Article
VIII.

8.3. In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating
Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance
Company under an agreement containing substantially similar
representations, warranties and covenants; (ii) the failure by the
Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to
maintain its variable annuity and/or variable life insurance contracts
(with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

8.4. Neither the Company nor the Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an
Indemnified Party would otherwise be subject by reason of such
Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.5. Promptly after receipt by an Indemnified Party under this Section
8.5. of commencement of action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified
Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the
indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such
Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

8.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this
Article VIII. The indemnification provisions contained in this Article
VIII are in addition to any liability the parties may otherwise have.

-11-

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

9.2. This Agreement shall be subject to the provisions of the 1933,
1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS

The Trust, MFS, and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD,

the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. TERMINATION

11.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a) at the option of any party upon six (6) months' advance
written notice to the other parties; or

(b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the
requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the
Company. Without limiting the generality of the foregoing,
the Shares of a Portfolio would not be "appropriate funding
vehicles" if, for example, such Shares did not meet the
diversification or other requirements referred to in Article
VI hereof; or if the Company would be permitted to disregard
Policy owner voting instructions pursuant to Rule 6e-2 or
6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause
shall be furnished to the Trust by the Company; or

(c) at the option of the Trust or MFS upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding
the Company's duties under this Agreement or related to the
sale of the Policies, the operation of the Accounts, or the
purchase of the Shares; or

(d) at the option of the Company upon institution of formal
proceedings against the Trust by the NASD, the SEC, or any
State securities or insurance department or any other
regulatory body regarding the Trust's or MFS' duties under
this Agreement or related to the sale of the Shares; or

(e) at the option of the Company, the Trust or MFS upon receipt of any necessary regulatory approvals and/or the vote of the
Policy owners having an interest in the Accounts (or any
subaccounts) to substitute the shares of another investment
company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio
Shares had been selected to serve as the underlying
investment media. The Company will give thirty (30) days'
prior written notice to the Trust of the Date of any
proposed vote or other action taken to replace the Shares;
or

-12-

(f) termination by either the Trust or MFS by written notice to the Company, if either one or both of the Trust or MFS
respectively, shall determine, in their sole judgment
exercised in good faith, that the Company has suffered a
material adverse change in its business, operations,
financial condition, or prospects since the date of this
Agreement or is the subject of material adverse publicity;
or

(g) termination by the Company by written notice to the Trust and MFS, if the Company shall determine, in its sole
judgment exercised in good faith, that the Trust or MFS has
suffered a material adverse change in this business,
operations, financial condition or prospects since the date
of this Agreement or is the subject of material adverse
publicity; or

(h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement;
or

(i) upon assignment of this Agreement, unless made with the
written consent of the parties hereto.

11.2. The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

11.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

11.4. Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies
(as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

11.5. Notwithstanding any termination of this Agreement, the Trust and
MFS shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing
Policies"), except as otherwise provided under Article VII of this
Agreement. Specifically, without limitation, the owners of the
Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Policies.

11.6. If this Agreement terminates, the parties agree that Article
VIII, and to the extent that all or a portion of the assets of the
Accounts continue to be invested in the Trust, Articles I, II, III, VI and VII, will remain in effect after termination.

-13-

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

MFS VARIABLE INSURANCE TRUST
500 Boylston Street
Boston, Massachusetts 02116
Attn: Stephen E. Cavan, Secretary

If to the Company:

PRUCO LIFE INSURANCE COMPANY
751 Broad Street, 21 Plaza
Newark, NJ 07102-3777
Attn: Mary L. Cavanaugh,
Deputy Chief Legal Officer

If to MFS:

MASSACHUSETTS FINANCIAL SERVICES COMPANY
500 Boylston Street
Boston, Massachusetts 02116
Attn: Stephen E. Cavan, General Counsel

ARTICLE XIII. MISCELLANEOUS

13.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the
Agreement shall not be affected thereby.

13.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

l3.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities
(including without limitation the SEC, the NASD, and state insurance regulators) relating to this Agreement or the transactions
contemplated hereby.

13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8. A copy of the Trust's Declaration of Trust is on file with the
Secretary of State of The Commonwealth of Massachusetts. The Company
acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

PRUCO LIFE INSURANCE COMPANY
By its authorized officer,

By: /s/ PAUL HALEY

------------------------------------------------
Title: Vice President & Actuary
---------------------------------------------

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/ A. KEITH BRODKIN
------------------------------------------------
A. Keith Brodkin, Chairman

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By: /s/ ARNOLD D. SCOTT
------------------------------------------------
Arnold D. Scott, Senior Executive Vice President

-15-

As of July 2, 1996

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

=========================================================================

NAME OF SEPARATE
ACCOUNT AND DATE	POLICIES FUNDED	PORTFOLIOS

ESTABLISHED BY BOARD OF DIRECTORS BY SEPARATE ACCOUNT APPLICABLE TO POLICIES

=========================================================================

The Pruco Life Flexible Premium	Discovery Select	Emerging Growth Fund
Variable Annuity Account	Annuity Contract	Research Fund
(Est. 6/16/95)

- --------------------------------------------------------------------------------